 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2022

Osprey Bitcoin Trust

(Exact name of registrant as specified in its charter)

Delaware	000-56307	83-2424407
(State or other jurisdiction of Incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

1241 Post Road, 2nd Floor
Fairfield, CT 06824

(Address of principal executive offices) (Zip Code)

(914) 214-4697

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03. Material Modifications to Rights of Security Holders

On April 15, 2022, Osprey Funds, LLC, the sponsor (the “Sponsor”) of Osprey Bitcoin Trust (the “Trust”), and Delaware Trust Company (the “Trustee”) entered into an amendment (the “Amendment”) to the Second Declaration of Trust and Trust Agreement (the “Trust Agreement”) to replace the current custodian of the Trust’s assets, to clarify the Trust’s status as a grantor trust for federal income tax purposes, and to change the principal address of the Trust from the State of New York to the State of Connecticut, among other things.

The foregoing description is a summary, does not purport to be a complete description of the Amendment, and is subject to, and qualified entirely by reference to, the full text of the Amendment, which is filed as Exhibit 3.01 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.01	Amendment to Trust Agreement, dated as of April 15, 2022, between Osprey Funds, LLC and Delaware Trust Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  April 20, 2022

Osprey Funds, LLC as Sponsor of Osprey Bitcoin Trust (OBTC)

By:	/S/ Gregory D. King
Name: Gregory D. King Title: Chief Executive Officer